Exhibit 10.1

AMENDMENT TO SHARE SALE AND PURCHASE AGREEMENT

THISAMENDMENTTOSHARESALEANDPURCHASEAGREEMENT (“Amendment”), dated as of February 16, 2024 (the “Effective Date”), is made by and among Beam Global, a Nevada corporation (“Purchaser”), and Mr. Ivan Tlačinac and Ms. Jelena Spasojević (collectively, the “Sellers”), who agree as follows:

1. Background and Purpose. Purchaser and Sellers entered into that certain Share Sale and Purchase Agreement dated as of October 6, 2023 (the “Original Agreement”), by which the Sellers sold to Purchaser 100% of the equity of Amiga DOO Kraljevo (“Amiga”). The Original Agreement required the Purchaser to make certain earnout payments to Sellers if (i) Amiga achieved certain financial milestones and (ii) if the Sellers are providing services to Amiga on the date the earnout payments are payable. The parties now desire to amend the Original Agreement to provide that the Sellers are no longer required to be providing services to Amiga on the date the earnout is payable, as more particularly set forth in this Amendment.

2. Amendments to the Original Agreement. The Original Agreement is hereby amended as follows:

2.1 Definition of Additional Purchase Price Condition 1. The definition of “Additional Purchase Price Condition 1” as defined in Section 1.1 of the Original Agreement is hereby amended and restated to read in full as follows: “Means the fulfillment of the following: the Operating Revenue of the Company for the fiscal year 2024 exceeds EUR 13,500,000.”

2.2 Definition of Additional Purchase Price Condition 2. The definition of “Additional Purchase Price Condition 2” as defined in Section 1.1 of the Original Agreement is hereby amended and restated to read in full as follows: “Means the fulfillment of the following: the Operating Revenue of the Company for the fiscal year 2025 exceeds the greater of either EUR 18,225,000 or 135% of the 2024 Operating Revenue.”

3. Further Assurances. Each party agrees to execute and deliver such other assurances, instructions, instruments of transfer and other documents as may be reasonably requested by the other party to carry out the purpose and intent of this Amendment.

4. No Third-Party Beneficiaries. This Amendment is for the sole and exclusive benefit of Purchaser and Seller and their respective permitted successors and assigns, as applicable, and no third party is intended to, or shall have, any rights hereunder.

5. Successors and Assigns. Except as otherwise provided in the Agreement, this Amendment shall be binding upon and inure to the benefit of the parties hereto, the heirs, and the permitted successors, transferees and assigns.

6. Conflict. If any conflict exists between the terms or provisions of the Original Agreement and the terms or provisions of this Amendment, the terms and provisions of this Amendment shall govern and control. If any term or provision of this Amendment or any application of this Amendment shall be held invalid or unenforceable, the remaining provisions in this Amendment and any application of its terms and provision shall remain valid and enforceable under this Amendment and the Original Agreement.

7. Agreement in Full Force. As amended by this Amendment, the Original Agreement and all of its terms shall remain in full force and effect and is ratified by Purchaser and Seller.

8. Entire Agreement. This Amendment, together with the Original Agreement and all related exhibits, contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein, including, without limitation, any letters of intent or letters of interest between the parties. The provisions of this Amendment may be modified at any time by agreement of the parties. Any such agreement shall be ineffective to modify this Amendment in any respect unless in writing and signed by both Purchaser and Seller.

9. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original (including copies sent to a party by electronic transmission) as against the party signing such counterpart, but which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

BEAM GLOBAL

/s/ Desmond Wheatley
Signatory: Desmond Wheatley
Title: CEO

SELLERS:

/s/ Ivan Tlačinac
Ivan Tlačinac

/s/ Jelena Spasojević
Jelena Spasojević

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